UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2008

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its chapter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.            Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review

On February 13, 2008, the Audit Committee of the Board of Directors of the Registrant, in consultation with the Registrant’s management, determined that the Registrant’s previously issued consolidated statement of cash flows for the fiscal year ended December 31, 2006 appearing in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 should be restated and, accordingly, such statement of cash flows and the related audit report thereon by the Registrant’s independent registered public accounting firm, BKD LLP, should no longer be relied upon.  The restatement will have no effect on the Registrant’s consolidated statements of financial condition, consolidated statements of income or consolidated statements of stockholders’ equity.

In this previously issued statement of cash flows, the Registrant had accounted for all loan sale activity as operating activities.  Management has now determined that, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 102, Statement of Cash Flows, Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale, sales of loans initially originated by the Registrant for retention in its portfolio (as opposed to loans originated for the purpose of resale) must be accounted for in the statement of cash flows as investing activities.  As a result, beginning with its consolidated financial statements for the year ended December 31, 2007, the Registrant has accounted for its loan sale activities in the statements of cash flows in the manner required by SFAS No. 102 and corrected the classification in the prior period statement to be consistent with this presentation.

The Registrant’s restated consolidated statement of cash flows for fiscal year 2006 will appear in the Registrant’s fiscal 2007 Form 10-K.  The restatement will cause net cash provided by operating activities to decrease, and net cash provided by (used in) investing activities to increase, dollar for dollar, by $23.4 million.  The restatement will have no effect on net cash provided by (used in) financing activities or the net change in cash and cash equivalents for fiscal 2006.  Prior to the Audit Committee’s making its decision to restate the 2006 consolidated statement of cash flows, the Registrant’s management discussed this matter with BKD LLP.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date: February 19, 2008	By: /s/ David W. Heeter David W. Heeter President and Chief Executive Officer